Exhibit 10.1
SECOND AMENDMENT TO THE
MARK THIERER EMPLOYMENT AGREEMENT
WHEREAS, Mark Thierer (the “Executive”) and SXC Health Solutions Corporation and its subsidiary, SXC Health Solution, Inc. (collectively, the “Company”) executed an employment agreement (“Agreement”) effective as of June 30, 2008;
WHEREAS, the Board of Directors of the Company (the “Board”), through its Compensation Committee (the “Committee”), has determined that the Agreement should be amended to clarify the intent of the parties as to the acceleration of unvested units of equity in the Company held by Executive in the event of termination for various reasons; and
WHEREAS, the Committee and Executive desire to amend the Agreement to fully clarify the intent of the parties as aforesaid;
NOW, THEREFORE, BE IT RESOLVED, in accordance with the foregoing recitals, the Agreement is amended as follows:
1.	Subsection 3.7(b) of the Agreement shall be deleted in its entirety and replaced with the following:
“b. Upon termination of Executive’s employment due to Executive’s Resignation for Good Reason, Termination by the Company without Cause, Termination due to Death or Total Disability, or Termination Arising Out of a Change of Control, all unvested units of equity in the Company held by Executive, including stock options and restricted stock units, whether granted in this Agreement or by separate agreement or document, shall immediately vest. For clarification, no unvested units of equity in the Company held by Executive shall vest if Executive’s employment with the Company terminates due to Termination by the Company for Cause or a resignation by the Executive that does not constitute a Resignation for Good Reason.”
IN WITNESS WHEREOF, the Chairman of the Committee and Executive hereby adopt this Second Amendment to the Agreement, which Amendment is effective as of September 1, 2010.
COMPANY:

SXC HEALTH SOLUTIONS CORPORATION
and SXC HEALTH SOLUTIONS, INC.

By:	/s/ Steven Cosler	September 1, 2010
	Chairman of the Compensation Committee	Date
of the Company’s Board of Directors

EXECUTIVE:

By:	/s/ Mark Thierer	September 1, 2010
	Mark Thierer	Date